Exhibit 99.3

JET.AI, INC.

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

The following unaudited pro forma consolidated financial information gives effect to the Separation and related adjustments in accordance with Article 11 of the SEC’s Regulation S-X, as amended. The Separation and related transactions are described in the section of this prospectus entitled “The Separation and Distribution Transactions — The Separation.”

The unaudited pro forma consolidated financial information has been derived from our historical unaudited condensed consolidated statement of operations for the three months ended March 31, 2026 and our historical unaudited condensed consolidated statement of operations for the year ended December 31, 2025. The pro forma adjustments to the unaudited pro forma consolidated statements of operations for the three months ended March 31, 2026 and for the year ended December 31, 2025 assume that the Separation and related transactions occurred as of January 1, 2025. The unaudited pro forma consolidated balance sheet gives effect to the Separation and related transactions as if they had occurred on March 31, 2026, our latest balance sheet date.

The unaudited pro forma consolidated financial information has been prepared to include transaction accounting adjustments to reflect the financial condition and results of operations as if we were a separate standalone entity.

Transaction accounting adjustments include the following:

●	the one-time expenses associated with the Separation and related transactions which are expected to be incurred subsequent to March 31, 2026, as well as the removal of one-time expenses associated with the Separation and related transactions which were incurred during the three months ended March 31, 2026 and during the year ended December 31, 2025, and are not expected to have a continuing impact on the Company’s results of operations following the completion of the Separation.

The unaudited pro forma condensed consolidated financial statements are subject to the assumptions and adjustments described in the accompanying notes. Management believes these assumptions and adjustments are reasonable under the circumstances and given the information presently available. The unaudited pro forma condensed consolidated financial statements are provided for informational purposes only and do not purport to represent what the actual consolidated results of operations or the consolidated financial position of Jet.AI would have been if the Separation had occurred on the dates indicated, nor is it necessarily indicative of the Company’s future consolidated results of operations or consolidated financial position. Jet.AI actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors.

The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the audited consolidated financial statements, accompanying notes, and Management’s Discussion and Analysis of Financial Condition and Results of Operations included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025 and the unaudited consolidated financial statements, accompanying notes, and Management’s Discussion and Analysis of Financial Condition and Results of Operations included in the Company’s Quarterly Report on Form 10-Q for the three months ended March 31, 2026.

JET.AI, INC.

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

AS OF March 31, 2026

	(A)	(B)	Transaction
	Historical	Separation of	Accounting		Pro Forma
	Jet.AI	SpinCo	Adjustments	Notes	Jet.AI

Assets
Current assets:
Cash and cash equivalents	$13,497,732	$(10,597,527)	$-	C	$2,900,205
Accounts receivable	318,505	(318,505)	-		-
Other assets	215,504	(150,000)	-		65,504
Total current assets	14,031,741	(11,066,032)	-		2,965,709

Property and equipment, net	1,868	-	-		1,868
Intangible assets, net	86,745	-	-		86,745
Right-of-use lease asset	371,317	(371,317)	-		-
Investment in joint venture	2,765,000	-	-		2,765,000
Deposit on aircraft	4,050,000	(4,050,000)	-		-
Deposits and other assets	868,561	(689,750)	-		178,811
Other investments	17,231,000	-	-		17,231,000
Total assets	$39,406,232	$(16,177,099)	$-		$23,229,133

Liabilities and Stockholders’ Deficit
Current liabilities:
Accounts payable	$1,352,473	$-	$-		$1,352,473
Accrued liabilities	1,251,345	(950,151)	3,750,000	D	4,051,194
Deferred revenue	465,365	(214,074)	-		251,291
Operating lease liability	361,917	(361,917)	-		-
Total current liabilities	3,431,100	(1,526,142)	3,750,000		5,654,958

Commitments and contingencies	$-	$-	$-		$-

Stockholders’ Equity
Preferred Stock	-	-	-		-
Common stock	63	-	-		63
Subscription receivable	(6,724)	-	-		(6,724)
Additional paid-in capital	-	(28,485,487)	(624,750)	F	(29,110,237)

Accumulated deficit	-	13,834,530	(3,125,250)	E	10,709,280
Total stockholders’ equity	(6,661)	(14,650,957)	(3,750,000)		(18,407,618)
Total liabilities and stockholders’ equity	$(6,661)	$(14,650,957)	$-		$(18,407,618)

JET.AI, INC.

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE THREE MONTHS ENDED MARCH 31, 2026

	(A)	(B)	Transaction
	Historical	Separation of	Accounting		Pro Forma
	Jet.AI	SpinCo	Adjustments	Notes	Jet.AI

Revenues	$1,711,236	$(1,349,556)	$-		$361,680

Cost of revenues	1,915,459	(1,549,606)	-		365,853

Gross loss	(204,223)	200,050	-		(4,173)

Operating Expenses:
General and administrative	2,225,862	(847,762)	-		1,378,100
Sales and marketing	306,387	(241,630)	-		64,757
Research and development	99,080	-	-		99,080
Total operating expenses	2,631,329	(1,089,392)	-		1,541,937

Operating loss	(2,835,552)	1,289,442	-		(1,546,110)

Other income:
Other income	(60,450)	-	-		(60,450)
Unrealized gain on other investments	(94,000)	-	-		(94,000)
Total other income	(154,450)	-	-		(154,450)

Income before provision for income taxes	(2,681,102)	1,289,442	-		(1,391,660)

Provision for income taxes	-	-	-		-

Net loss	$(2,681,102)	$1,289,442	$-		$(1,391,660)

Weighted average shares outstanding - basic and diluted	401,302			G	401,302
Net loss per share - basic and diluted	$(6.68)				$(3.47)

JET.AI, INC.

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2025

	(A)	(B)	Transaction
	Historical	Separation of	Accounting		Pro Forma
	Jet.AI	SpinCo	Adjustments	Notes	Jet.AI

Revenues	$9,177,767	$(6,197,928)	$-		$2,979,839

Cost of revenues	9,477,806	(7,696,071)	-		1,781,735

Gross profit (loss)	(300,039)	1,498,143	-		1,198,104

Operating Expenses:
General and administrative	8,746,440	(2,826,014)	(624,750)	E	5,295,676
Sales and marketing	779,004	(526,077)	-		252,927
Research and development	244,237	-	-		244,237
Total operating expenses	9,769,681	(3,352,091)	(624,750)		5,792,840

Operating loss	(10,069,720)	4,850,234	624,750		(4,594,736)

Other income:
Other income	(182,194)	-	-		(182,194)
Unrealized gain on other investments	(14,477,000)	-	-		(14,477,000)
Total other income	(14,659,194)	-	-		(14,659,194)

Income before provision for income taxes	4,589,474	4,850,234	624,750		10,064,458

Provision for income taxes	-	-	-		-

Net income	$4,589,474	$4,850,234	$624,750		$10,064,458

Net income per share - basic and diluted
Basic net income per share	$303.32				$684.19
Diluted net income per share	$66.68				$147.12
Weighted-average shares used in computing net income per share, basic	15,131			G	14,710
Weighted-average shares used in computing net income per share, diluted	68,831			G	68,410

NOTES TO THE UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

Notes provide important information about the presentation of the unaudited pro forma condensed consolidated financial statements, including a description of the adjustments reflected therein:

A.	The “Historical Jet.AI” column in the unaudited pro forma consolidated financial statements reflects the historical consolidated financial statements of Jet.AI for the periods presented, prepared in accordance with accounting principles generally accepted in the United States of America (GAAP), and does not reflect any adjustments related to the Separation.

B.	The adjustments included within the “Separation of SpinCo” column of the unaudited pro forma condensed consolidated financial statements remove the assets, liabilities, and equity and the results of operations attributable to SpinCo, which were included in the Company’s historical consolidated financial statements.

Unaudited Pro Forma Condensed Consolidated Balance Sheet

C.	Reflects the net cash SpinCo receives from Jet.AI following the completion of the Separation. Included within this amount is $5,250,000 for Jet.AI’s investment in Space Exploration Technologies Corp. equity certificates subsequent to March 31, 2026, which were assigned to SpinCo pursuant to the Separation and related transactions.

D.	Reflects additional nonrecurring costs Jet.AI expects to incur subsequent to March 31, 2026 to complete the Separation and related transactions. These costs primarily relate to $750,000 in legal and advisory fees directly related to the Separation and $3 million in special cash bonuses to be paid to executive officers at the effective date of a change of control transaction in accordance with their employment agreements.

E.	Reflects the net impact on stockholders’ deficit of the Separation adjustments described in notes C, D and F.

Unaudited Pro Forma Condensed Consolidated Statements of Operations

F.	To reflect the removal of $624,750 of nonrecurring costs related to the Separation which are included in the Company’s historical results of operations for the fiscal year ended December 31, 2025. These costs relate to stock-based compensation from the issuance of 750 shares during the fiscal year ended December 31, 2025, for legal and advisory fees directly related to the Separation and are not expected to have a continuing impact on the Company’s results of operations following the completion of the Separation.

Pro Forma (Loss) Earnings Per Share

G.	The table below presents the computation of proforma basic and dilutive net (loss) income per share:

Unaudited pro forma net loss per share for all periods excludes potentially dilutive shares of common stock that would have been antidilutive.

	Three Months Ended March 31, 2026	Year Ended December 31, 2025
Shares and per share individual units
Pro forma basic weighted-average shares outstanding:
Historical basic weighted-average shares outstanding	401,302	15,131
Removal of stock-based compensation (F)	-	(421)
Pro forma basic weighted-average shares outstanding	401,302	14,710

Pro forma diluted weighted-average shares outstanding:
Historical diluted weighted-average shares outstanding	401,302	68,831
Removal of stock-based compensation (F)	-	(421)
Pro forma diluted weighted-average shares outstanding	401,302	68,410

Pro forma net (loss) income per share
Pro forma net (loss) income	$(1,391,660)	$10,064,458
Pro forma basic net (loss) income per share	$(3.47)	$684.19
Pro forma diluted net (loss) income per share	$(3.47)	$147.12